Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of March 1, 2022, by and between 7550 Miramar LLC, a Delaware limited liability company ("Landlord") and RF Industries, Ltd., a Nevada corporation ("Tenant").

R E C I T A L S :

A.    Landlord (as successor-in-interest to Icon Miramar Owner Pool 2 West/Northeast/Midwest, LLC, as successor-in-interest to CWCA Miramar GL 74, L.L.C. formerly known as Walton CWCA Miramar GL, L.L.C.) and Tenant are parties to that certain Multi-Tenant Industrial Gross Lease dated January 8, 2009 (the "Original Lease") as amended by (i) that certain Second Amendment to Lease (sic) dated August 25, 2009 ("Second Amendment"), (ii) that certain Third Amendment to Lease dated April 17, 2014 ("Third Amendment"), (iii) that certain Fourth Amendment to Lease dated January 26, 2017 ("Fourth Amendment"), and (iv) that certain Fifth Amendment to Lease dated June 5, 2017 ("Fifth Amendment"). The Original Lease as amended by the Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment may be referred to herein as the "Lease." Pursuant to the Lease, Landlord leases to Tenant and Tenant leases from Landlord certain space in that certain industrial project known as Miramar Business Park in San Diego, California (the "Project").

B.    By this Sixth Amendment, Landlord and Tenant desire to extend the Term of the Lease and to otherwise modify the Lease as provided herein.

C.    Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

1.    The Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain space in the Project containing an aggregate of 21,908 rentable square feet comprised of the following spaces (collectively, the "Premises"): (a) 7610 Miramar Road, Suites 6000-6002; (b) 7616 Miramar Road, Suite 5200; (c) 7620 Miramar Road, Suite 4200; and (d) 7620 Miramar Road, Suites 4300-4400. The Premises is more particularly depicted on Exhibit A to the Fifth Amendment.

2.    Extended Lease Term. The Lease Termination Date shall be extended such that the Lease shall expire on January 31, 2023 ("New Termination Date"). The period from August 1, 2022 through the New Termination Date specified above, shall be referred to herein as the "Extended Term." Tenant shall not have any right to extend the Lease beyond the Extended Term; consequently, all previous renewal options set forth in the Lease are hereby deleted and shall be of no further force or effect.

3.    Monthly Installment of Rent. Notwithstanding anything to the contrary in the Lease, during the Extended Term, Tenant shall pay, in accordance with the provisions of this Section 3, Monthly Installments of Rent for the Premises as follows:

Period	Monthly Installment of Rent

8/1/22 – 1/31/23	$33,957.40

4.    Condition of the Premises. Tenant hereby agrees to accept the Premises in its "as-is" condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

5.    Authority. The persons executing this Sixth Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Sixth Amendment on behalf of said parties and that said parties have authority to enter into this Sixth Amendment.

6.    Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sixth Amendment other than CBRE on behalf of Landlord and Kidder Mathews on behalf of Tenant. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any other person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Sixth Amendment.

7.    Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Sixth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

8.    Confidentiality. Tenant acknowledges and agrees that the terms of this Sixth Amendment are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Sixth Amendment to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord in Landlord's sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

9.    Certified Access Specialist Inspection. Pursuant to California Civil Code §1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code §55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord's option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, which modifications will be completed as a Tenant alteration, notwithstanding anything to the contrary in the Lease (as amended). Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

10.    Counterparts; Electronic Delivery; Electronic Signatures. This Sixth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Sixth Amendment with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Sixth Amendment in Landlord's possession shall control. The parties shall have the right to insert the name of the people executing this Sixth Amendment using an electronic signature (an "Electronic Signature"), and an Electronic Signature shall be binding on such party as if this Sixth Amendment had been originally executed by an ink signature.

11.    No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect.

Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Sixth Amendment.

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

"LANDLORD"	7550 Miramar LLC,
a Delaware limited liability company

	By:	/s/ Matt Milich

	Name:	Matt Milich

	Title:	Authorized Signatory

"TENANT"	RF Industries, Ltd.,
a Nevada corporation

	By:	/s/ Robert Dawson

	Name:	Robert Dawson

	Title:	CEO & President